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News Release
HP Inc. Reports Fiscal 2023 First Quarter Results

PALO ALTO, Calif., Feb. 28, 2023 – (GLOBE NEWSWIRE) – HP (NYSE: HPQ)
●	First quarter GAAP diluted net earnings per share ("EPS") of $0.49, within the previously provided outlook of $0.47 to $0.57 per share
●	First quarter non-GAAP diluted net EPS of $0.75, within the previously provided outlook of $0.70 to $0.80 per share
●	First quarter net revenue of $13.8 billion, down 18.8% from the prior-year period
●	First quarter net cash used in operating activities of $(16) million, free cash flow of $(0.2) billion
●	First quarter returned $0.4 billion to shareholders in the form of share repurchases and dividends

HP Inc.'s fiscal 2023 first quarter financial performance
	Q1 FY23	Q1 FY22	Y/Y
GAAP net revenue ($B)	$13.8	$17.0	(18.8)%
GAAP operating margin	5.5%	8.0%	(2.5) pts
GAAP net earnings ($B)	$0.5	$1.1	(55)%
GAAP diluted net EPS	$0.49	$0.99	(51)%
Non-GAAP operating margin	7.8%	8.8%	(1.0) pts
Non-GAAP net earnings ($B)	$0.7	$1.2	(38)%
Non-GAAP diluted net EPS	$0.75	$1.10	(32)%
Net cash (used in) provided by operating activities ($B)	$(0.0)	$1.7	(101)%
Free cash flow ($B)	$(0.2)	$1.4	(114)%

Notes to table
Information about HP Inc.'s use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

Net revenue and EPS results
HP Inc. and its subsidiaries (“HP”) announced fiscal 2023 first quarter net revenue of $13.8 billion, down 18.8% (down 14.7% in constant currency) from the prior-year period.

“We delivered on our non-GAAP EPS target despite industry-wide headwinds, reflecting disciplined execution across our business,” said Enrique Lores, HP President and CEO. “The Future Ready plan we announced last quarter is having an immediate impact, as we continue to reduce our costs while maintaining investments in long-term growth.”

First quarter GAAP diluted net EPS was $0.49, down from $0.99 in the prior-year period and within the previously provided outlook of $0.47 to $0.57. First quarter non-GAAP diluted net EPS was $0.75, down from $1.10 in the prior-year period and within the previously provided outlook of $0.70 to $0.80. First quarter non-GAAP net earnings and non-GAAP diluted net EPS excludes after-tax adjustments of $262 million, or $0.26 per diluted share, related to restructuring and other charges, acquisition and divestiture related charges, amortization of intangible assets, debt extinguishment costs, non-operating retirement-related (credits)/charges, and tax adjustments.

Asset management
HP's net cash used in operating activities in the first quarter of fiscal 2023 was $(16) million. Accounts receivable ended the quarter at $4.3 billion, flat quarter over quarter at 28 days. Inventory ended the quarter at $7.3 billion, up 3 days quarter over quarter to 60 days. Accounts payable ended the quarter at $13.5 billion, down 4 days quarter over quarter to 110 days.

HP generated $(0.2) billion of free cash flow in the first quarter. Free cash flow includes net cash used in operating activities of $(16) million adjusted for net investments in leases of $16 million and net investments in property, plant and equipment of $192 million.

HP’s dividend payment of $0.2625 per share in the first quarter resulted in cash usage of $0.3 billion. HP also utilized $0.1 billion of cash during the quarter to repurchase approximately 3.6 million shares of common stock in the open market. HP exited the quarter with $1.8 billion in gross cash, which includes cash, cash equivalents and restricted cash, and short-term investments of $18 million included in other current assets. Cash, cash equivalents and restricted cash includes $364 million of restricted cash related to amounts collected and held on behalf of a third party for trade receivables previously sold.

Fiscal 2023 first quarter segment results

•Personal Systems net revenue was $9.2 billion, down 24% year over year (down 20% in constant currency) with a 5.4% operating margin. Consumer PS net revenue decreased 36% and Commercial PS net revenue decreased 18%. Total units were down 28% with Consumer PS units down 33% and Commercial PS units down 24%.
•Printing net revenue was $4.6 billion, down 5% year over year (down 2% in constant currency) with a 18.9% operating margin. Consumer Printing net revenue was down 3% and Commercial Printing net revenue was up 2%. Supplies net revenue was down 7% (down 6% in constant currency). Total hardware units were up 2% overall, with Consumer Printing units up 3% and Commercial Printing units down 8%.

Outlook
For the fiscal 2023 second quarter, HP estimates GAAP diluted net EPS to be in the range of $0.40 to $0.50 and non-GAAP diluted net EPS to be in the range of $0.73 to $0.83. Fiscal 2023 second quarter non-GAAP diluted net EPS estimates exclude $0.33 per diluted share, primarily related to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, non-operating retirement-related (credits)/charges, tax adjustments and the related tax impact on these items.

For fiscal 2023, HP reaffirms GAAP diluted net EPS to be in the range of $2.22 to $2.62 and non-GAAP diluted net EPS to be in the range of $3.20 to $3.60. Fiscal 2023 non-GAAP diluted net EPS estimates exclude $0.98 per diluted share, primarily related to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, debt extinguishment costs, non-operating retirement-related (credits)/charges, tax adjustments and the related tax impact on these items. For fiscal 2023, HP anticipates generating free cash flow in the range of $3.0 to $3.5 billion.

More information on HP's earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at investor.hp.com.

HP's FY23 Q1 earnings conference call is accessible via audio webcast at www.hp.com/investor/2023Q1Webcast.

About HP Inc.
HP Inc. (NYSE: HPQ) is a global technology leader and creator of solutions that enable people to bring their ideas to life and connect to the things that matter most. Operating in more than 170 countries, HP delivers a wide range of innovative and sustainable devices, services and subscriptions for personal computing, printing, 3D printing, hybrid work, gaming, and more. For more information, please visit http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) financial measures. HP also provides forecasts of non-GAAP diluted net EPS and free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating expense, operating profit, operating margin, tax rate, net earnings, diluted net EPS, cash (used in) provided by operating activities or cash, cash equivalents and restricted cash prepared in accordance with GAAP.

Forward-looking statements
This document contains forward-looking statements based on current expectations and assumptions that involve risks and uncertainties. If the risks or uncertainties ever materialize or the assumptions prove incorrect, they could affect the business and results of operations of HP Inc. and its consolidated subsidiaries which may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, any statements regarding the impact of the COVID-19 pandemic; projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges, planned structural cost reductions and productivity initiatives; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our business model and transformation, our sustainability goals, our go-to-market strategy, the execution of restructuring plans and any resulting cost savings (including the fiscal 2023 plan), net revenue or profitability improvements or other financial impacts; any statements concerning the expected development, demand, performance, market share or competitive performance relating to products or services; any statements concerning potential supply constraints, component shortages, manufacturing disruptions or logistics challenges; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims, disputes or other litigation matters; any statements of expectation or belief as to the timing and expected benefits of acquisitions and other business combination and investment transactions (including the recent acquisition of Plantronics, Inc. (“Poly”)); and any statements of assumptions underlying any of the foregoing. Forward-looking statements can also generally be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” and similar terms.

Risks, uncertainties and assumptions that could affect our business and results of operations include factors relating to the impact of macroeconomic and geopolitical trends, changes and events, including the Russian invasion of Ukraine and tension across the Taiwan Strait and the regional and global ramifications of these events; recent volatility in global capital markets, increases in benchmark interest rates and the effects of inflation; risks associated with HP’s international operations; the effects of the COVID-19 pandemic; the execution and performance of contracts by HP and its suppliers, customers, clients and partners, including logistical challenges with respect to such execution and performance; changes in estimates and assumptions HP makes in connection with the preparation of its financial statements;; the need to manage (and reliance on) third-party suppliers, including with respect to component shortages, and the need to manage HP’s global, multi-tier distribution network, limit potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; HP’s ability to execute on its strategic plans, including the previously announced initiatives, business model changes and transformation; execution of planned structural cost reductions and productivity initiatives; HP’s ability to complete any contemplated share repurchases, other capital return programs or other strategic transactions; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy and business model changes and transformation; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution, reseller and customer landscape; the development and transition of new products and services and the enhancement of existing products and services to meet evolving customer needs and respond to emerging technological trends; successfully competing and maintaining the value proposition of HP’s products, including supplies; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products or our uneven sales cycle; integration and other risks associated with business combination and investment transactions; the results of our restructuring plans (including the 2023 plan), including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of our restructuring plans; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; the hiring and retention of key employees; disruptions in operations from system security risks, data protection breaches, cyberattacks, extreme weather conditions or other effects of climate change, medical epidemics or pandemics such as the COVID-19 pandemic, and other natural or manmade disasters or catastrophic events; the impact of changes to federal, state, local and foreign laws and regulations, including environmental regulations and tax laws; our aspirations related to environmental, social and governance matters; potential impacts, liabilities and costs from pending or potential investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022 and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this document, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2023, April 30, 2023 and July 31, 2023, Annual Report on Form 10-K for the fiscal year ended October 31, 2023, and HP’s other filings with the Securities and Exchange Commission. The forward-looking statements in this document are made as of the date of this document and HP assumes no obligation and does not intend to update these forward-looking statements.

HP’s Investor Relations website at investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted. The content of HP’s website is not incorporated by reference into this document or in any other report or document HP files with the SEC, and any references to HP’s website are intended to be inactive textual references only.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2023	October 31, 2022	January 31, 2022
Net revenue	$13,828	$14,801	$17,028
Costs and expenses:
Cost of revenue	11,019	12,084	13,643
Research and development	403	382	418
Selling, general and administrative	1,331	1,189	1,468
Restructuring and other charges	141	70	68
Acquisition and divestiture charges	84	235	20
Amortization of intangible assets	85	74	52
Total costs and expenses	13,063	14,034	15,669
Earnings from operations	765	767	1,359
Interest and other, net	(181)	(94)	(32)
Earnings before taxes	584	673	1,327
Provision for taxes	(97)	(675)	(241)
Net earnings (loss)	$487	$(2)	$1,086

Net earnings per share:
Basic	$0.49	$—	$1.00
Diluted	$0.49	$—	$0.99

Cash dividends declared per share	$0.53	$—	$0.50

Weighted-average shares used to compute net earnings per share:
Basic	989	998	1,081
Diluted	996	1,009	1,094

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2023		October 31, 2022		January 31, 2022
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings (loss)	$487	$0.49	$(2)	$—	$1,086	$0.99
Non-GAAP adjustments:
Restructuring and other charges	141	0.14	70	0.07	68	0.06
Acquisition and divestiture charges	84	0.08	235	0.23	20	0.02
Amortization of intangible assets	85	0.09	74	0.07	52	0.05
Debt extinguishment costs	8	0.01	—	—	—	—
Non-operating retirement-related credits	(10)	(0.01)	(34)	(0.03)	(34)	(0.03)
Tax adjustments(a)	(46)	(0.05)	512	0.51	11	0.01
Non-GAAP net earnings	$749	$0.75	$855	$0.85	$1,203	$1.10

GAAP earnings from operations	$765		$767		$1,359
Non-GAAP adjustments:
Restructuring and other charges	141		70		68
Acquisition and divestiture charges	84		235		20
Amortization of intangible assets	85		74		52
Non-GAAP earnings from operations	$1,075		$1,146		$1,499

GAAP operating margin	5.5%		5.2%		8.0%
Non-GAAP adjustments	2.3%		2.5%		0.8%
Non-GAAP operating margin	7.8%		7.7%		8.8%

(a)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In millions)

	As of
	January 31, 2023	October 31, 2022
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$1,769	$3,145
Accounts receivable, net	4,312	4,546
Inventory	7,344	7,595
Other current assets	3,880	4,515
Total current assets	17,305	19,801
Property, plant and equipment, net	2,764	2,774
Goodwill	8,592	8,541
Other non-current assets	7,487	7,471
Total assets	$36,148	$38,587

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable and short-term borrowings	$422	$218
Accounts payable	13,512	15,284
Other current liabilities	11,119	10,651
Total current liabilities	25,053	26,153
Long-term debt	10,337	10,796
Other non-current liabilities	4,488	4,556
Stockholders' deficit	(3,730)	(2,918)
Total liabilities and stockholders' deficit	$36,148	$38,587

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended
	January 31, 2023	January 31, 2022
Cash flows from operating activities:
Net earnings	$487	$1,086
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	209	197
Stock-based compensation expense	167	133
Restructuring and other charges	141	68
Deferred taxes on earnings	(136)	5
Other, net	4	186
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	244	337
Inventory	218	(1,277)
Accounts payable	(1,712)	2,035
Net investment in leases	(16)	(20)
Taxes on earnings	220	(6)
Restructuring and other	(92)	(99)
Other assets and liabilities	250	(988)
Net cash (used in) provided by operating activities	(16)	1,657
Cash flows from investing activities:
Investment in property, plant and equipment, net	(192)	(273)
Purchases of available-for-sale securities and other investments	(4)	—
Maturities and sales of available-for-sale securities and other investments	1	—
Collateral posted for derivative instruments	(240)	14
Payment made in connection with business acquisition, net of cash acquired	—	(21)
Net cash used in investing activities	(435)	(280)
Cash flows from financing activities:
Proceeds from (Payment of) short-term borrowings with original maturities less than 90 days, net	200	(400)
Proceeds from debt, net of issuance costs	52	39
Payment of debt	(539)	(50)
Stock-based award activities and others	(79)	(92)
Repurchase of common stock	(100)	(1,508)
Cash dividends paid	(259)	(271)
Collateral returned for derivative instruments	(200)	—
Net cash used in financing activities	(925)	(2,282)
Decrease in cash, cash equivalents and restricted cash	(1,376)	(905)
Cash, cash equivalents and restricted cash at beginning of period	3,145	4,299
Cash, cash equivalents and restricted cash at end of period	$1,769	$3,394

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	January 31, 2023	October 31, 2022	January 31, 2022	Q/Q	Y/Y
Net revenue:
Commercial PS	$6,429	$7,026	$7,857	(8)%	(18)%
Consumer PS	2,786	3,241	4,339	(14)%	(36)%
Personal Systems(a)	9,215	10,267	12,196	(10)%	(24)%
Supplies	2,857	2,748	3,068	4%	(7)%
Commercial Printing	1,056	1,108	1,039	(5)%	2%
Consumer Printing	699	677	724	3%	(3)%
Printing	4,612	4,533	4,831	2%	(5)%
Corporate Investments(c)	1	1	1	NM	NM
Total segment net revenue	13,828	14,801	17,028	(7)%	(19)%
Other(c)	—	—	—	NM	NM
Total net revenue	$13,828	$14,801	$17,028	(7)%	(19)%

Earnings before taxes:(b)
Personal Systems	$497	$455	$954
Printing	870	894	872
Corporate Investments	(33)	(46)	(74)
Total segment earnings from operations	1,334	1,303	1,752
Corporate and unallocated cost and other	(92)	(87)	(120)
Stock-based compensation expense	(167)	(70)	(133)
Restructuring and other charges	(141)	(70)	(68)
Acquisition and divestiture charges	(84)	(235)	(20)
Amortization of intangible assets	(85)	(74)	(52)
Interest and other, net	(181)	(94)	(32)
Total earnings before taxes	$584	$673	$1,327

(a)Effective first quarter of fiscal 2023, HP realigned the Personal Systems business units reporting structure into Commercial PS and Consumer PS to align with its customer market segmentation. HP has reflected this change to its prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue and segment earnings from operation, consolidated net revenue, net earnings or net earnings per share (“EPS”).

(b)Effective first quarter of fiscal 2023, in connection with organizational realignments, certain costs which were earlier reflected under “Corporate and unallocated cost and other”, have now been reclassified to the Personal Systems and Printing segments. HP has reflected this change to its prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, net earnings or net EPS.
(c)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY (Unaudited)

	Three months ended			Change (pts)
	January 31, 2023	October 31, 2022	January 31, 2022	Q/Q		Y/Y
Segment operating margin:(a)
Personal Systems	5.4%	4.4%	7.8%	1.0	pts	(2.4)	pts
Printing	18.9%	19.7%	18.1%	(0.8)	pts	0.8	pts
Corporate Investments(b)	NM	NM	NM	NM		NM
Total segment	9.6%	8.8%	10.3%	0.8	pts	(0.7)	pts

(a)Effective at the beginning of the first quarter of fiscal 2023, in connection with organizational realignments, certain costs which were earlier reflected under “Corporate and unallocated cost and other”, have now been reclassified to the Personal Systems and Printing segments. HP has reflected this change to its prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, net earnings or net EPS.

(b)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2023	October 31, 2022	January 31, 2022
Numerator:
GAAP net earnings (loss)	$487	$(2)	$1,086
Non-GAAP net earnings	$749	$855	$1,203

Denominator:
Weighted-average shares used to compute basic net earnings per share	989	998	1,081
Dilutive effect of employee stock plans(a)	7	11	13
Weighted-average shares used to compute diluted net earnings per share	996	1,009	1,094

GAAP diluted net earnings per share	$0.49	$—	$0.99
Non-GAAP diluted net earnings per share	$0.75	$0.85	$1.10

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES SEGMENT / BUSINESS UNIT INFORMATION (Revised) (Unaudited) (In millions)

	REVISED AMOUNTS					AMOUNTS AS PREVIOUSLY REPORTED					CHANGE

	Three months ended				Twelve months ended	Three months ended				Twelve months ended	Three months ended				Twelve months ended

	Jan 31, 2022	Apr 31, 2022	Jul 31, 2022	Oct 31, 2022	Oct 31, 2022	Jan 31, 2022	Apr 31, 2022	Jul 31, 2022	Oct 31, 2022	Oct 31, 2022	Jan 31, 2022	Apr 31, 2022	Jul 31, 2022	Oct 31, 2022	Oct 31, 2022
Net revenue:
Previous sub-segment
Notebooks	$—	$—	$—	$—	$—	$8,421	$7,734	$6,574	$6,454	$29,183	$(8,421)	$(7,734)	$(6,574)	$(6,454)	$(29,183)
Desktops	—	—	—	—	—	2,807	2,855	2,537	2,537	10,736	(2,807)	(2,855)	(2,537)	(2,537)	(10,736)
Workstations	—	—	—	—	—	534	494	537	535	2,100	(534)	(494)	(537)	(535)	(2,100)
Other	—	—	—	—	—	434	449	441	741	2,065	(434)	(449)	(441)	(741)	(2,065)
Revised sub-segment
Consumer PS	4,339	3,715	3,117	3,241	14,412	—	—	—	—	—	4,339	3,715	3,117	3,241	14,412
Commercial PS	7,857	7,817	6,972	7,026	29,672	—	—	—	—	—	7,857	7,817	6,972	7,026	29,672
Personal Systems(a)	12,196	11,532	10,089	10,267	44,084	12,196	11,532	10,089	10,267	44,084	—	—	—	—	—
Supplies	3,068	3,131	2,814	2,748	11,761	3,068	3,131	2,814	2,748	11,761	—	—	—	—	—
Commercial Printing	1,039	1,042	1,036	1,108	4,225	1,039	1,042	1,036	1,108	4,225	—	—	—	—	—
Consumer Printing	724	790	725	677	2,916	724	790	725	677	2,916	—	—	—	—	—
Printing	4,831	4,963	4,575	4,533	18,902	4,831	4,963	4,575	4,533	18,902	—	—	—	—	—
Corporate Investments	1	—	—	1	2	1	—	—	1	2	—	—	—	—	—
Total segment	17,028	16,495	14,664	14,801	62,988	17,028	16,495	14,664	14,801	62,988	—	—	—	—	—
Other	—	(5)	—	—	(5)	—	(5)	—	—	(5)	—	—	—	—	—
Total net revenue	$17,028	$16,490	$14,664	$14,801	$62,983	$17,028	$16,490	$14,664	$14,801	$62,983	$—	$—	$—	$—	$—

(a)Effective first quarter of fiscal 2023, HP realigned the Personal Systems business units reporting structure into Commercial PS and Consumer PS to align with its customer market segmentation. HP has reflected this change to its prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue and segment earnings from operation, consolidated net revenue, net earnings or net EPS.

HP INC. AND SUBSIDIARIES SEGMENT / BUSINESS UNIT INFORMATION (Revised) (Unaudited) (In millions)

	REVISED AMOUNTS					AMOUNTS AS PREVIOUSLY REPORTED					CHANGE

	Three months ended				Twelve months ended	Three months ended				Twelve months ended	Three months ended				Twelve months ended

	Jan 31, 2021	Apr 31, 2021	Jul 31, 2021	Oct 31, 2021	Oct 31, 2021	Jan 31, 2021	Apr 31, 2021	Jul 31, 2021	Oct 31, 2021	Oct 31, 2021	Jan 31, 2021	Apr 31, 2021	Jul 31, 2021	Oct 31, 2021	Oct 31, 2021
Net revenue:
Previous sub-segment
Notebooks	$—	$—	$—	$—	$—	$7,366	$7,489	$7,328	$8,339	$30,522	$(7,366)	$(7,489)	$(7,328)	$(8,339)	$(30,522)
Desktops	—	—	—	—	—	2,400	2,225	2,246	2,510	9,381	(2,400)	(2,225)	(2,246)	(2,510)	(9,381)
Workstations	—	—	—	—	—	382	407	388	492	1,669	(382)	(407)	(388)	(492)	(1,669)
Other	—	—	—	—	—	455	434	444	454	1,787	(455)	(434)	(444)	(454)	(1,787)
Revised sub-segment
Consumer PS	4,378	3,955	3,884	4,293	16,510	—	—	—	—	—	4,378	3,955	3,884	4,293	16,510
Commercial PS	6,225	6,600	6,522	7,502	26,849	—	—	—	—	—	6,225	6,600	6,522	7,502	26,849
Personal Systems(a)	10,603	10,555	10,406	11,795	43,359	10,603	10,555	10,406	11,795	43,359	—	—	—	—	—
Supplies	3,146	3,337	3,092	3,057	12,632	3,146	3,337	3,092	3,057	12,632	—	—	—	—	—
Commercial Printing	957	1,085	1,070	1,097	4,209	957	1,085	1,070	1,097	4,209	—	—	—	—	—
Consumer Printing	941	901	720	725	3,287	941	901	720	725	3,287	—	—	—	—	—
Printing	5,044	5,323	4,882	4,879	20,128	5,044	5,323	4,882	4,879	20,128	—	—	—	—	—
Corporate Investments	—	1	—	2	3	—	1	—	2	3	—	—	—	—	—
Total segment	15,647	15,879	15,288	16,676	63,490	15,647	15,879	15,288	16,676	63,490	—	—	—	—	—
Other	(1)	(2)	1	(1)	(3)	(1)	(2)	1	(1)	(3)	—	—	—	—	—
Total net revenue	$15,646	$15,877	$15,289	$16,675	$63,487	$15,646	$15,877	$15,289	$16,675	$63,487	$—	$—	$—	$—	$—

(a)Effective first quarter of fiscal 2023, HP realigned the Personal Systems business units reporting structure into Commercial PS and Consumer PS to align with its customer market segmentation. HP has reflected this change to its prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue and segment earnings from operation, consolidated net revenue, net earnings or net EPS.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt). HP also provides forecasts of non-GAAP diluted net EPS and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis excludes the effect of foreign currency exchange fluctuations calculated by translating current period revenues using monthly exchange rates from the comparative period and excluding any hedging impact recognized in the current period. Non-GAAP operating margin is defined to exclude the effects of any amounts relating to restructuring and other charges, acquisition and divestiture charges, and amortization of intangible assets. Non-GAAP net earnings and non-GAAP diluted net EPS consist of net earnings or diluted net EPS excluding those same charges, defined benefit plan settlement charges, non-operating retirement related (credits)/charges, debt extinguishment costs, tax adjustments and the amount of additional taxes or tax benefits associated with each non-GAAP item.

HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above for these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•Restructuring and other charges are (i) costs associated with a formal restructuring plan and are primarily related to employee separation from service and early retirement costs and related benefits, costs of real estate consolidation and other non-labor charges; and (ii) other charges, which include non-recurring costs that are distinct from ongoing operational costs. HP excludes these restructuring and other charges (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because HP believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP's current operating performance or comparisons to operating performance in other periods.

•HP incurs cost related to its acquisitions and divestitures, which it would not have otherwise incurred as part of its operations. The charges are direct expenses such as third-party professional and legal fees, and integration and divestiture-related costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory and certain compensation charges related to cash settlement of restricted stock units and performance-based restricted stock units towards acquisitions. These charges related to acquisitions and divestitures are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP's acquisitions or divestitures. HP believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings, operating margin, net earnings and diluted net EPS. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•Non-operating retirement-related (credits)/charges includes certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, associated with HP’s defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in the value of pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related (credits)/charges also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

•HP incurs defined benefit plan settlement charges relating to HP pension plans. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain vested participants and transfer of certain pension obligations. HP excludes these charges for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•HP incurs debt extinguishment costs relating to repurchase of certain of its outstanding U.S. dollar global notes or termination of commitments under revolving credit facilities. These costs primarily included bond repurchase premiums partly offset by gains from fair value hedges. HP excludes these costs for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

•HP recorded tax adjustment including tax benefits and expenses related to the realizability of certain deferred tax assets, various tax rate and regulatory changes and tax settlements across various jurisdictions. HP excludes these adjustments for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to HP's operating performance in other periods.

Free cash flow is a non-GAAP measure that is defined as cash flow (used in) provided by operations activities adjusted for net investment in leases and net investments in property, plant, and equipment. Gross cash is a non-GAAP measure that is defined as cash, cash equivalents and restricted cash plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses free cash flow and gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses free cash flow and gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in cash, cash equivalents and restricted cash, HP believes that gross cash provides a helpful assessment of HP’s liquidity. Because free cash flow includes net cash (used in) provided by operating activities adjusted for net investment in leases and net investments in property, plant and equipment. HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources. Net cash (debt) is defined as gross cash less gross debt after adjusting the effect of unamortized premium/discount on debt issuance, debt issuance costs and gains/losses on interest rate swaps.

Key Growth Areas
Key Growth Areas represent HP’s businesses which management expects to grow at a rate faster than HP’s core business with accretive margins in the longer term. HP’s Key Growth Areas are comprised of:

•Hybrid Systems: Video conferencing solutions, cameras, headsets, voice, and related software capabilities
•Gaming: Gaming PCs (Omen, Victus, etc.), HyperX and gaming accessories
•Workforce Services & Solutions: Managed services (Managed Print Service and Device-as-a-Service), digital services and lifecycle services
•Consumer Subscriptions: Instant Ink, other consumer subscriptions and consumer digital services
•Industrial Graphics: Large Format Industrial, Page Wide Press (PWP), Indigo and Page Wide Industrial packaging solutions and supplies
•3D & Personalization: Portfolio of additive manufacturing solutions and supplies including end-to-end solutions such as molded fiber, footwear and orthotics

Workforce Services & Solutions (“WSS”), previously known as Workforce Solutions, now aligns to the newly created WSS organization that is focused on enabling services led product offerings across Printing and Personal Systems. This now excludes hardware revenues for certain transactional deals with a service attach. Peripherals has been integrated into Gaming, and Hybrid systems including all products and solutions acquired from Plantronics, Inc. (“Poly”). Consumer Subscriptions was previously known as Consumer Services.

In fourth quarter of fiscal 2022, HP had disclosed full year Key Growth Areas revenues of “over $11 billion”. The changes to WSS reduced the previously disclosed revenues to approximately $10 billion for the fiscal year 2022.

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS, and therefore does not reflect the full economic effect of the change in value of those intangible assets.

•Items such as restructuring and other charges, acquisition and divestiture charges and amortization of intangible assets are excluded from non-GAAP operating margin. In addition, non-operating retirement-related (credits)/charges, defined benefit plan settlement charges, debt extinguishment costs and tax adjustments are excluded from non-GAAP net earnings and non-GAAP diluted net EPS. These items can have a material impact on the equivalent GAAP earnings measure and cash flows.

•HP may not be able to immediately liquidate the short-term and certain long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP accounts for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) to investors in addition to the related GAAP financial measures provides investors with greater insight to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.